As filed with the Securities and Exchange Commission on March 3, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Flotek Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	90-0023731
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2930 W. Sam Houston Pkwy N., Suite 300

Houston, Texas 77043

(Address of Principal Executive Offices) (Zip Code)

FLOTEK INDUSTRIES, INC.

2010 LONG-TERM INCENTIVE PLAN

(Full title of the plan)

Jesse E. Neyman

Executive Vice President, Finance and Strategic Planning

2930 W. Sam Houston Pkwy N., Suite 300

Houston, Texas 77043

(Name and address of agent for service)

(713) 849-9911

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common stock, par value $0.0001 per share	4,000,000 shares	$6.33	$25,320,000	$2,940

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, the number of shares of common stock registered herein includes an indeterminate number of additional shares of common stock that may be issued with respect to the securities registered hereunder to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended, and based upon the average of the high and low sales prices of the registrant’s common stock on The New York Stock Exchange on March 1, 2011.

EXPLANATORY NOTE

Under cover of this registration statement on Form S-8 is our reoffer prospectus prepared in accordance with Part I of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”). Our reoffer prospectus has been prepared pursuant to Instruction C of Form S-8, in accordance with the requirements of Part I of Form S-3, and may be used for reofferings and resales on a continuous or delayed basis in the future of up to an aggregate of 105,733 shares of our common stock which have been issued pursuant to the Flotek Industries, Inc. 2010 Long-Term Incentive Plan prior to the filing of this registration statement.

The second part of this registration statement contains information required in accordance with the requirements of Part II of Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*The document(s) containing the information specified in Part I of Form S-8 have been or will be sent or given to participants in the Plan listed on the cover of this registration statement as specified by Rule 428(b)(1) under the Securities Act. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “SEC”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

REOFFER PROSPECTUS

105,733 Shares

FLOTEK INDUSTRIES, INC.

Common Stock

This prospectus relates to the reoffer and resale from time to time of up to 105,733 shares of common stock of Flotek Industries, Inc. that have been acquired by certain persons (collectively referred to as the “selling stockholders”), including our officers and directors who are deemed to be our affiliates, as that term is defined in Rule 405 under the Securities Act, under the Flotek Industries, Inc. 2010 Long-Term Incentive Plan.

The selling stockholders may offer and sell the shares from time to time at market prices, in negotiated transactions or otherwise. The timing and amount of any sale are within the sole discretion of the selling stockholders. The selling stockholders may sell the shares directly or through underwriters, brokers or dealers. The selling stockholders will pay commissions or discounts to underwriters, brokers or dealers in amounts to be negotiated prior to the sale. We will not receive any of the proceeds from the sale of the shares by the selling stockholders. See “Plan of Distribution” on page 5 for more information on this topic.

Our common stock is listed on the New York Stock Exchange under the symbol “FTK.” On March 1, 2011, the closing sale price of our common stock on the New York Stock Exchange was $6.18 per share.

Investing in our common stock involves risks, including those contained or incorporated by reference herein as described under “Risk Factors” on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 3, 2011

You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and the selling stockholders have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholders are not making offers to sell or seeking offers to buy any of the securities covered by this prospectus in any state where the offer is not permitted. You should assume that the information appearing in this prospectus and any other document incorporated by reference is accurate only as of the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act that registers the reoffer and resale from time to time by the selling stockholders of the securities offered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

We file annual, quarterly, and other reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. You may read and copy any materials we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public through the SEC’s website at http://www.sec.gov. General information about us, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at http://www.flotekind.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of this prospectus.

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to “Flotek,” “we,” “us,” and “our” mean Flotek Industries, Inc. and its wholly owned subsidiaries.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below, other than any portions of the respective filings that were furnished (pursuant to Item 2.02 or Item 7.01 of current reports on Form 8-K or other applicable SEC rules) rather than filed:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as amended by Amendment No. 1 to such report, as further amended by Amendment No. 2 to such report;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010;

•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2010;

•

our Current Reports on Form 8-K, as filed with the SEC on January 4, 2010, April 6, 2010, May 5, 2010, May 14, 2010, May 21, 2010, July 13, 2010, July 14, 2010, August 9, 2010, August 18, 2010, October 29, 2010, November 16, 2010, December 21, 2010, February 4, 2011 and March 2, 2011;

•

the description of our common stock, par value $0.0001 per share, contained in our registration statement on Form 8-A, as filed with the SEC on December 26, 2007, including any amendment or report filed for the purpose of updating such description.

All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until any offerings hereunder are completed will be deemed to be incorporated by reference into this prospectus and will be a part of this prospectus from the date of the filing of the document. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, upon written or oral request and at no cost. Requests should be made by writing or telephoning us at the following address:

Flotek Industries, Inc.

2930 W. Sam Houston Pkwy. N, Suite 300

Houston, Texas 77043

(713) 849-9911

Attn: Investor Relations

CAUTIONARY STATEMENT

REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act regarding our business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements. However, these are not the exclusive means of identifying forward-looking statements. Although forward-looking statements contained in this prospectus reflect our good faith judgment, such statements can only be based on facts and factors currently known to us. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Further information about the risks and uncertainties that may impact us are described or incorporated by reference in “Risk Factors” beginning on page 2. You should read that section carefully. You should not place undue reliance on forward-looking statements, which speak only as of the date of this prospectus. We undertake no obligation to update publicly any forward-looking statements in order to reflect any event or circumstance occurring after the date of this prospectus or currently unknown facts or conditions or the occurrence of unanticipated events.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or in documents incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should read carefully the entire prospectus, including “Risk Factors” and the other information contained or incorporated by reference in this prospectus before making an investment decision.

Our Business

We are a diversified global supplier of drilling and production related products and services to the oil and gas industry. Our core focus is oilfield specialty chemicals and logistics, downhole drilling tools and downhole production tools. Our business is organized into three strategic business units or segments: Chemicals and Logistics, Drilling Products and Artificial Lift.

Our chemical business offers a full spectrum of oil field and gas field specialty chemicals used for drilling, cementing, stimulation, and production designed to maximize recovery from both new and mature fields, and our logistics business designs, project manages and operates automated bulk material handling and loading facilities for oilfield service companies. Our drilling products business provides downhole drilling tools used in the oilfield, mining, water-well and industrial drilling sectors. Our artificial lift business provides pumping system components, including electric submersible pumps, gas separators, production valves and services.

Each segment offers various products and services and requires different technology and marketing strategies. All three segments market products domestically and internationally.

Our principal executive offices are located at 2930 W. Sam Houston Pkwy. N., Houston, Texas 77043, and our telephone number is (713) 849-9911. Our website address is http://www.flotekind.com. However, information contained on our website is not incorporated by reference into and does not constitute part of this prospectus.

RISK FACTORS

An investment in our common stock is subject to numerous risks, including the risks described under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2009, as amended by Amendment No. 1 to such report, as further amended by Amendment No. 2 to such report, our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010, our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2010 and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2010, which are incorporated by reference herein. You should carefully consider these risks, along with the information provided elsewhere in this prospectus and the documents we incorporate by reference in this prospectus before investing in the common stock. You could lose all or part of your investment in the common stock.

USE OF PROCEEDS

The shares of common stock to be offered and sold pursuant to this prospectus will be offered and sold by the selling stockholders. We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders.

SELLING STOCKHOLDERS

The following table sets forth the names of the selling stockholders, the total number of shares of common stock beneficially owned by each selling stockholder as of February 28, 2011, the total number of shares of common stock offered by each selling stockholder and the total number and percentage of shares of outstanding common stock that will be beneficially owned by each selling stockholder upon completion of this offering. Since the selling stockholders may sell all, some or none of their common stock, the table assumes that the selling stockholders are offering, and will sell, all of the common stock to which this prospectus relates.

John Chisholm is our Chairman of the Board and President and Johnna Kokenge is our Chief Accounting Officer.

The percentage ownership data is based on 43,017,355 shares of our common stock issued and outstanding as of February 28, 2011.

	Shares Beneficially Owned Before the Offering	Shares That May be Offered Hereby	Shares Beneficially Owned After the Offering
Name			Number	Percent
John Chisholm	919,221	72,399	846,822	2.0%
Johnna Kokenge	128,953	33,334	95,619	*

*	Represents beneficial ownership of less than one percent of the outstanding shares of our common stock.

PLAN OF DISTRIBUTION

The shares of common stock offered by this prospectus may be sold by the selling stockholders or their transferees from time to time in:

•	transactions in the over-the-counter market, the New York Stock Exchange, or on one or more exchanges on which the securities may be listed or quoted at the time of sale;

•	negotiated transactions;

•	transactions otherwise than on the NYSE or exchanges;

•	underwritten offerings;

•	through the writing of options, whether such options are listed on an options exchange or otherwise; or

•	through a combination of these methods of sale.

The selling stockholders may sell the shares of our common stock at:

•	fixed prices which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to prevailing market prices;

•	negotiated prices; or

•	any other method permitted by law.

The term “selling stockholder” includes donees, pledgees, transferees, or other successors-in-interest selling securities received from the named selling stockholders as a gift, pledge, stockholder distribution or other non-sale related transfer after the date of this prospectus.

In connection with sales of the common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock to close out short positions, or loan or pledge shares of common stock to broker-dealers that in turn may sell those shares. If the selling stockholders effects such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, those underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. Any such discounts, concessions or commissions as to particular underwriters, brokers-dealers or agents may be in excess of those customary in the types of transactions involved.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them. If the selling stockholders default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus or an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

Direct Sales, Agents, Dealers and Underwriters

The selling stockholders or their transferees may effect transactions by selling the shares of common stock in any of the following ways:

•	directly to purchasers; or

•	to or through agents, dealers or underwriters designated from time to time.

Agents, dealers or underwriters may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom they act as agent or to whom they sell as principals, or both. The agents, dealers or underwriters that act in connection with the sale of shares might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any discount or commission received by them and any profit on the resale of shares as principal might be deemed to be underwriting discounts or commissions under the Securities Act.

Regulation M

The selling stockholders and any other persons participating in the sale or distribution of the shares are subject to applicable provisions of the Exchange Act and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchase and sales of any of the shares by, the selling stockholders or any other such person. Furthermore, under Regulation M persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

Supplements

To the extent required, we will set forth in a supplement to this prospectus filed with the SEC the number of shares to be sold, the purchase price and public offering price, any new selling stockholders, the name or names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offering.

State Securities Law

Under the securities laws of some states, the selling stockholders may only sell the shares in those states through registered or licensed brokers or dealers. In addition, in some states the selling stockholders may not sell the shares unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is satisfied.

Expenses

We will not receive any of the proceeds from the sale of the shares of common stock sold by the selling stockholders and will bear all expenses related to the registration of this offering but will not pay for any underwriting commissions, fees or discounts, if any.

In the event of a material change in the plan of distribution disclosed in this prospectus, the selling stockholders will not be able to effect transactions in the shares pursuant to this prospectus until such time as a post-effective amendment to the registration statement is filed with, and declared effective by, the SEC.

LEGAL MATTERS

The validity of the shares of common stock offered in this prospectus will be passed upon for us by Andrews Kurth LLP, Houston, Texas.

EXPERTS

The consolidated balance sheets of Flotek as of December 31, 2009 and 2008, and the consolidated statements of operations, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2009, have been audited by UHY LLP, independent registered public accounting firm, as set forth in their report thereon, and are incorporated by reference herein in reliance upon such reports given the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by us with the SEC are incorporated by reference in this registration statement and shall be deemed to be part hereof:

(a) our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as amended by Amendment No. 1 to such report, as further amended by Amendment No. 2 to such report;

(b) our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010;

(c) our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010;

(d) our Quarterly Report on Form 10-Q for the quarter ended September 30, 2010;

(d) our Current Reports on Form 8-K, as filed with the SEC on January 4, 2010, April 6, 2010, May 5, 2010, May 14, 2010, May 21, 2010, July 13, 2010, July 14, 2010, August 9, 2010, August 18, 2010, October 29, 2010, November 16, 2010, December 21, 2010, February 4, 2011 and March 2, 2011;

(e) the description of our common stock, par value $0.0001 per share, contained in our registration statement on Form 8-A, as filed with the SEC on December 26, 2007, including any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this registration statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

We are incorporated in the state of Delaware. Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Section 145(b) of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(d) of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145(e) of the DGCL provides that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

Section 145(f) of the DGCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 145(g) of the DGCL provides that a corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

Section 145(j) of the DGCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. In accordance with Section 102(b)(7) of the DGCL, our Amended and Restated Certificate of Incorporation contains a provision that generally eliminates the personal liability of directors for monetary damages for breaches of their fiduciary duty, subject to the limitations of Section 102(b)(7).

Furthermore, our Amended and Restated Certificate of Incorporation and Bylaws provide for (i) indemnification of our directors, officers and employees and agents (to the extent deemed appropriate by our board of directors) to the fullest extent permitted by applicable law; (ii) the right of our directors, officers, employees and agents to be paid or reimbursed by us for the reasonable expenses incurred in advance of a proceeding’s final disposition to the fullest extent authorized by applicable law; (iii) the payment or reimbursement of expenses incurred by a director or officer in connection with their appearance as a witness or other participation in a proceeding at a time when they are not a named defendant or respondent in the proceeding; and (iv) the purchase of insurance by us to protect us and any person who is or was serving as our director, officer, employee or agent.

We maintain insurance policies that provide coverage to our directors and officers against certain liabilities.

Item 7.	Exemption from Registration Claimed.

The issuances of the shares of restricted stock being reoffered or resold pursuant to this registration statement were made in reliance on an exemption from registration under the Securities Act pursuant to Section 4(2) of the Securities Act.

Item 8.	Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of Flotek Industries, Inc. (incorporated by reference to Exhibit 3.1 to Flotek Industries, Inc.’s Quarterly Report on Form 10-Q filed on November 9, 2007).

4.2	Certificate of Designations for Series A Cumulative Convertible Preferred Stock dated August 11, 2009 (incorporated by reference to Exhibit 3.1 to Flotek Industries, Inc.’s Current Report on Form 8-K filed on August 17, 2009).

4.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Flotek Industries, Inc. (incorporated by reference to Exhibit 3.1 to Flotek Industries, Inc.’s Quarterly Repot on Form 10-Q filed on November 16, 2009).

4.4	Bylaws of Flotek Industries, Inc. (incorporated by reference to Appendix F to Flotek Industries, Inc.’s Definitive Proxy Statement filed on September 27, 2001).

4.5	Form of Certificate of Common Stock (incorporated by reference to Appendix E to Flotek Industries, Inc.’s Definitive Proxy Statement filed on September 27, 2001).

4.6	Form of Certificate of Series A Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit A to the Certificate of Designations for Series A Cumulative Convertible Preferred Stock filed as Exhibit 3.1 to Flotek Industries, Inc.’s Form 8-K filed on August 17, 2009).

4.7	Base Indenture dated February 14, 2008, by and among Flotek Industries, Inc., the subsidiary guarantors named therein and American Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to Flotek Industries, Inc.’s Form 8-K filed on February 14, 2008).

4.8	First Supplemental Indenture dated February 14, 2008, by and among Flotek Industries, Inc., the subsidiary guarantors named therein and American Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.2 to Flotek Industries, Inc.’s Form 8-K filed on February 14, 2008).

4.9	Form of Global Security (incorporated by reference to Exhibit A to the First Supplemental Indenture filed as Exhibit 4.2 to Flotek Industries, Inc.’s Form 8-K filed on February 14, 2008).

4.10	Form of Exercisable Warrant dated August 11, 2009 (incorporated by reference to Exhibit 4.1 to Flotek Industries, Inc.’s Current Report on Form 8-K filed on August 17, 2009).

4.11	Form of Contingent Warrant dated August 11, 2009 (incorporated by reference to Exhibit 4.2 to Flotek Industries, Inc.’s Current Report on Form 8-K filed on August 17, 2009).

4.12	Form of Unit Purchase Agreement dated August 11, 2009, among Flotek Industries, Inc. and the purchasers named therein (incorporated by reference to Exhibit 10.1 to Flotek Industries, Inc.’s Current Report on Form 8-K filed on August 12, 2009).

4.13	Indenture dated March 31, 2010, among Flotek Industries, Inc., the subsidiary guarantors named therein and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 to Flotek Industries, Inc.’s Current Report on Form 8-K filed on April 6, 2010).

4.14	First Supplemental Indenture dated March 31, 2010, among Flotek Industries, Inc., the subsidiary guarantors named therein and U.S. Bank National Association (incorporated by reference to Exhibit 4.2 to Flotek Industries, Inc.’s Current Report on Form 8-K filed on April 6, 2010).

4.15	Form of 5.25% Convertible Senior Secured Note due 2028 (contained in Exhibit A to Exhibit 4.2 to Flotek Industries, Inc.’s Current Report on Form 8-K filed on April 6, 2010).

4.16	Registration Rights Agreement (Notes) dated March 31, 2010, among Flotek Industries, Inc. and the investors named therein (incorporated by reference to Exhibit 10.5 to Flotek Industries, Inc.’s Current Report on Form 8-K filed on April 6, 2010).

4.17	Registration Rights Agreement (Credit Agreement) dated March 31, 2010, among Flotek Industries, Inc. and the investors named therein (incorporated by reference to Exhibit 10.10 to Flotek Industries, Inc.’s Current Report on Form 8-K filed on April 6, 2010).

4.18	Flotek Industries, Inc. 2010 Long-Term Incentive Plan (incorporated by reference to Appendix A to Flotek Industries, Inc.’s Definitive Proxy Statement filed on July 13, 2010).

*5.1	Opinion of Andrews Kurth LLP.

*23.1	Consent of Andrews Kurth LLP (included in Exhibit 5.1).

*23.2	Consent of UHY LLP.

*24.1	Powers of Attorney (included on signature page).

*	Filed herewith.

Item 9.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 3, 2011.

FLOTEK INDUSTRIES, INC.

By:	/s/ Jesse E. Neyman
Name:	Jesse E. Neyman
Title:	Executive Vice President, Finance and Strategic Planning

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of the registrant hereby constitutes and appoints John W. Chisholm and Jesse E. Neyman, and each of them severally, his lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any and all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on March 3, 2011.

Name and Signature	Title

/s/ John W. Chisholm John W. Chisholm	Chairman and President (Principal Executive Officer)

/s/ Jesse E. Neyman Jesse E. Neyman	Executive Vice President, Finance and Strategic Planning (Principal Financial Officer)

/s/ Johnna Kokenge Johnna Kokenge	Chief Accounting Officer (Principal Accounting Officer)

/s/ L. Melvin Cooper	Director
L. Melvin Cooper

/s/ Kenneth T. Hern	Director
Kenneth T. Hern

/s/ L.V. McGuire	Director
L.V. McGuire

/s/ John S. Reiland	Director
John S. Reiland

/s/ Richard O. Wilson	Director
Richard O. Wilson

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of Flotek Industries, Inc. (incorporated by reference to Exhibit 3.1 to Flotek Industries, Inc.’s Quarterly Report on Form 10-Q filed on November 9, 2007).

4.2	Certificate of Designations for Series A Cumulative Convertible Preferred Stock dated August 11, 2009 (incorporated by reference to Exhibit 3.1 to Flotek Industries, Inc.’s Current Report on Form 8-K filed on August 17, 2009).

4.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Flotek Industries, Inc. (incorporated by reference to Exhibit 3.1 to Flotek Industries, Inc.’s Quarterly Repot on Form 10-Q filed on November 16, 2009).

4.4	Bylaws of Flotek Industries, Inc. (incorporated by reference to Appendix F to Flotek Industries, Inc.’s Definitive Proxy Statement filed on September 27, 2001).

4.5	Form of Certificate of Common Stock (incorporated by reference to Appendix E to Flotek Industries, Inc.’s Definitive Proxy Statement filed on September 27, 2001).

4.6	Form of Certificate of Series A Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit A to the Certificate of Designations for Series A Cumulative Convertible Preferred Stock filed as Exhibit 3.1 to Flotek Industries, Inc.’s Form 8-K filed on August 17, 2009).

4.7	Base Indenture dated February 14, 2008, by and among Flotek Industries, Inc., the subsidiary guarantors named therein and American Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to Flotek Industries, Inc.’s Form 8-K filed on February 14, 2008).

4.8	First Supplemental Indenture dated February 14, 2008, by and among Flotek Industries, Inc., the subsidiary guarantors named therein and American Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.2 to Flotek Industries, Inc.’s Form 8-K filed on February 14, 2008).

4.9	Form of Global Security (incorporated by reference to Exhibit A to the First Supplemental Indenture filed as Exhibit 4.2 to Flotek Industries, Inc.’s Form 8-K filed on February 14, 2008).

4.10	Form of Exercisable Warrant dated August 11, 2009 (incorporated by reference to Exhibit 4.1 to Flotek Industries, Inc.’s Current Report on Form 8-K filed on August 17, 2009).

4.11	Form of Contingent Warrant dated August 11, 2009 (incorporated by reference to Exhibit 4.2 to Flotek Industries, Inc.’s Current Report on Form 8-K filed on August 17, 2009).

4.12	Form of Unit Purchase Agreement dated August 11, 2009, among Flotek Industries, Inc. and the purchasers named therein (incorporated by reference to Exhibit 10.1 to Flotek Industries, Inc.’s Current Report on Form 8-K filed on August 12, 2009).

4.13	Indenture dated March 31, 2010, among Flotek Industries, Inc., the subsidiary guarantors named therein and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 to Flotek Industries, Inc.’s Current Report on Form 8-K filed on April 6, 2010).

4.14	First Supplemental Indenture dated March 31, 2010, among Flotek Industries, Inc., the subsidiary guarantors named therein and U.S. Bank National Association (incorporated by reference to Exhibit 4.2 to Flotek Industries, Inc.’s Current Report on Form 8-K filed on April 6, 2010).

4.15	Form of 5.25% Convertible Senior Secured Note due 2028 (contained in Exhibit A to Exhibit 4.2 to Flotek Industries, Inc.’s Current Report on Form 8-K filed on April 6, 2010).

4.16	Registration Rights Agreement (Notes) dated March 31, 2010, among Flotek Industries, Inc. and the investors named therein (incorporated by reference to Exhibit 10.5 to Flotek Industries, Inc.’s Current Report on Form 8-K filed on April 6, 2010).

4.17	Registration Rights Agreement (Credit Agreement) dated March 31, 2010, among Flotek Industries, Inc. and the investors named therein (incorporated by reference to Exhibit 10.10 to Flotek Industries, Inc.’s Current Report on Form 8-K filed on April 6, 2010).

4.18	Flotek Industries, Inc. 2010 Long-Term Incentive Plan (incorporated by reference to Appendix A to Flotek Industries, Inc.’s Definitive Proxy Statement filed on July 13, 2010).

*5.1	Opinion of Andrews Kurth LLP.

*23.1	Consent of Andrews Kurth LLP (included in Exhibit 5.1).

*23.2	Consent of UHY LLP.

*24.1	Powers of Attorney (included on signature page).

*	Filed herewith.